EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR



                               Kempisty & Company
                       Certified Public Accountants, P.C.
                                 15 Maiden lane
                                   Suite 1003
                               New York, New York
                                 (212) 406-7272

We consent to the incorporation by reference in the registration statement of Marx Toys and Entertainment Corp., (the "Company") on Form S-8, of our report dated may 13, 2004, on our audit of the consolidated financial statements of the Company as of December 31 2003, and for each of the years in the two year period ended December 31, 2003, which report is included in the Company's Annual Report on Form 10-KSB.

/s/  Kempisty & Company
Certified Public Accountants, P.C.
New York, New York
June 9, 2004